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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 30, 1998
                ------------------------------------------------



                            Bankers Trust Corporation
                   -------------------------------------------
                    (Exact name of registrant as specified in
                                  its charter)


                                    New York
                       ----------------------------------
                         (State or other jurisdiction of
                                 incorporation)


               1-5920                                      13-6180473
      ------------------------                ----------------------------------
      (Commission file number)                (IRS employer identification  no.)


 130 Liberty Street, New York, New York                       10006
  -------------------------------------                    -----------
     (Address of principal executive                        (Zip code)
              offices)



Registrant's telephone number, including area code    (212) 250-2500
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Item 5.     Other Events

          On November 30, 1998, Bankers Trust Corporation, a New York corporation ("Bankers Trust"), and Deutsche Bank AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Deutsche Bank"), entered into a definitive agreement to merge ( the "Merger Agreement") whereby Bankers Trust will merge with a wholly-owned subsidiary of Deutsche Bank, with Bankers Trust as the surviving corporation (the "Merger"). The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

          In the Merger, each share of Bankers Trust common stock, par value $1.00 per share ("BT Common Stock"), will be converted into the right to receive $93.00. The Merger will be treated as a taxable purchase and sale of BT Common Stock for U.S. income tax purposes and will be accounted for under the purchase method. The Merger is subject to satisfaction of certain conditions, including approval by the Board of Governors of the Federal Reserve System, the New York State Banking Department and other regulators, and the affirmative vote by the holders of at least two-thirds of the outstanding shares of BT Common Stock. The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of such agreement, which is attached as
Exhibit 2.1 hereto and is hereby incorporated herein by reference.

          In connection with entering into the Merger Agreement, Bankers Trust and Deutsche Bank also entered into a stock option agreement, dated November 30, 1998 (the "Stock Option Agreement"), pursuant to which Bankers Trust granted Deutsche Bank an option to purchase, under certain circumstances, up to 18,965,678 shares of BT Common Stock at a price, subject to certain adjustments, of $74.625 per share. The description of the Stock Option Agreement set forth herein is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

          On November 30, 1998, Deutsche Bank issued a press release concerning the proposed Merger. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

          In connection with entering into the Merger Agreement, Bankers Trust has amended the Amended and Restated Rights Agreement, dated as of February 22, 1998, as amended as of November 26, 1997, by and between Bankers Trust and Harris Trust and Savings Bank, N.A., as Rights Agent thereunder (the "Rights Agreement Amendment"). A copy of the Rights Agreement Amendment is attached as
Exhibit 99.3 hereto and is incorporated herein by reference.

          This Current Report on Form 8-K and the exhibits hereto contain forward looking statements with respect to the consummation of the Merger; management beliefs, estimates, projections, assumptions; and the financial condition, results of operations and business of Deutsche Bank and Bankers Trust (and their respective subsidiaries) and, assuming the

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consummation of the Merger, the combined company. These forward looking statements include statements relating to, among other things, the post-merger business plan, the cost savings and accretion to earnings that will be realized from the Merger, the pro forma assets of the combined company and the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) costs or difficulties related to the integration of the businesses of Bankers Trust and Deutsche Bank are greater than expected; (4) interest rates and foreign exchange rates change unfavorably;
(5) general economic and financial markets conditions, either nationally or globally, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged; or (7) required approvals and consents have not been obtained or the conditions to the consummation of the Merger have not otherwise been satisfied. For additional information concerning factors that could cause results to differ materially, see "Description of Business- Important Factors Relating to Forward Looking Statements" in the Bankers Trust Annual Report on Form 10-K for the year ended December 31, 1997.


Item 7.     Financial Statement and Exhibits

            (c)   Exhibits

                      2.1 Agreement and Plan of Merger, dated as of November 30, 1998, by and among Deutsche Bank AG, Circle Acquisition Corporation and Bankers Trust Corporation

                      99.1 Stock Option Agreement, dated as of November 30, 1998, between Bankers Trust Corporation and Deutsche Bank AG

                      99.2 Press Release issued by Deutsche Bank on November 30, 1998

                      99.3 Amendment No. 1 to Amended and Restated Rights Agreement, dated as of November 30, 1998, between Bankers Trust Corporation and Harris Trust and Savings Bank, N.A.




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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  December 3, 1998

                                    BANKERS TRUST CORPORATION



                                    By: /s/ James T. Byrne, Jr.
                                    Name:James T. Byrne, Jr.
                                    Title:Senior Vice President